   As filed with the Securities and Exchange Commission on September 11, 1998



                                            Registration Statement No. 333-62847

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            ------------------------

          SEARS ROEBUCK ACCEPTANCE CORP.                          SEARS, ROEBUCK AND CO.
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS      (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS
                      CHARTER)                                           CHARTER)
       DELAWARE                 51-0080535                 NEW YORK                 36-1750680
       (STATE OF              (I.R.S. EMPLOYER             (STATE OF              (I.R.S. EMPLOYER
     INCORPORATION)         IDENTIFICATION NO.)          INCORPORATION)         IDENTIFICATION NO.)

                3711 KENNETT PIKE                                   3333 BEVERLY ROAD
            GREENVILLE, DELAWARE 19807                       HOFFMAN ESTATES, ILLINOIS 60179
                  (302) 888-3100                                      (847) 286-2500
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
    NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S     NUMBER, INCLUDING AREA CODE, OF CO-REGISTRANT'S
            PRINCIPAL EXECUTIVE OFFICES)                       PRINCIPAL EXECUTIVE OFFICES)

                  KEITH E. TROST                                  NANCY K. BELLIS, ESQ.
                    PRESIDENT                                   ASSISTANT GENERAL COUNSEL
          SEARS ROEBUCK ACCEPTANCE CORP.                          SEARS, ROEBUCK AND CO.
                3711 KENNETT PIKE                                   3333 BEVERLY ROAD
            GREENVILLE, DELAWARE 19807                       HOFFMAN ESTATES, ILLINOIS 60179
                  (302) 888-3100                                      (847) 286-2500

  (NAMES, ADDRESSES, INCLUDING ZIP CODE, AND TELEPHONE NUMBERS, INCLUDING AREA
                          CODE, OF AGENTS FOR SERVICE)

                                   Copies to:

                            MARC D. BASSEWITZ, ESQ.
                                LATHAM & WATKINS
                            SEARS TOWER, SUITE 5800
                            CHICAGO, ILLINOIS 60606
                                 (312) 876-7740
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                      AMOUNT              PROPOSED         PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF             TO BE           MAXIMUM OFFERING        AGGREGATE            AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED       PRICE PER UNIT(1)    OFFERING PRICE(1)   REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------
Debt Securities..............     $5,000,000,000            100%            $5,000,000,000         $1,475,000
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------



(1) Pursuant to Rule 429, the prospectus included in this registration statement is a combined prospectus and also relates to Debt Securities having an aggregate initial offering price not in excess of $2,252,200,000 which have not yet been offered for sale under the original Registration Statement No. 333-30879 on Form S-3. A filing fee of $1,551,724 was paid with respect to the $4,500,000,000 amount of Debt Securities registered pursuant to Registration Statement No. 333-30879, of which $776,621 represented the filing fee associated with the amount of such Debt Securities which has not yet been offered for sale.



(2) Previously paid.


    THE REGISTRANT AND CO-REGISTRANT HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT AND CO-REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The information in this prospectus is not complete and may be changed. SRAC may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

                         SEARS ROEBUCK ACCEPTANCE CORP.

                                DEBT SECURITIES

                         ------------------------------


     Sears Roebuck Acceptance Corp. ("SRAC") may from time to time sell up to $7,252,200,000 aggregate initial offering price of its debt securities. These debt securities may consist of debentures, notes or other types of unsecured debt. The supplement accompanying this prospectus includes the specific terms of these debt securities.


                         ------------------------------

     These securities have not been approved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------


                                            , 1998

     SRAC HAS NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS IF SRAC HAD AUTHORIZED IT. THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN SRAC DELIVERS THIS PROSPECTUS OR A SUPPLEMENT OR MAKES A SALE PURSUANT TO THIS PROSPECTUS, SRAC IS NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

                         ------------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Available Information.......................................    3
Reports to Holders of Debt Securities.......................    3
Incorporation of Certain Documents by Reference.............    3
Sears Roebuck Acceptance Corp...............................    4
Use of Proceeds.............................................    4
Summary Financial Information...............................    5
Ratio of Earnings to Fixed Charges..........................    6
Description of Debt Securities..............................    6
Plan of Distribution........................................   11
Legal Opinion...............................................   12
Experts.....................................................   12

                             AVAILABLE INFORMATION

     SRAC and Sears, Roebuck and Co. ("Sears"), SRAC's parent, are required to file reports and other information with the Securities and Exchange Commission (the "Commission"). Sears also files proxy statements with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information concerning SRAC and Sears at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You can also inspect reports, proxy statements and other information concerning Sears at the offices of the Chicago Stock Exchange Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

     SRAC and Sears have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about SRAC, Sears and the debt securities. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

                     REPORTS TO HOLDERS OF DEBT SECURITIES

     SRAC will send its annual reports to the holders of its debt securities. These annual reports will include financial information that independent public accountants have audited and reported on, as well as other information about SRAC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     SRAC and Sears incorporate and make part of this prospectus by reference the following documents, filed by SRAC and Sears with the Commission pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     - the Annual Reports on Form 10-K for the year ended January 3, 1998, filed by SRAC and Sears;

     - the Quarterly Reports on Form 10-Q for the quarters ended April 4, 1998 and July 4, 1998, filed by SRAC and Sears;

     - the Current Reports on Form 8-K for January 22 and February 18, 1998, filed by Sears and for January 8, February 23 and March 13, 1998, filed by SRAC; and

     - all documents filed by SRAC or Sears with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before SRAC stops offering the debt securities (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the Commission).

     To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write Sears Roebuck Acceptance Corp., 3711 Kennett Pike, Greenville, Delaware 19807, Attention: Vice President, Finance (302/888-3100).

                         SEARS ROEBUCK ACCEPTANCE CORP.

     SRAC is a wholly owned subsidiary of Sears that was incorporated under the laws of Delaware in 1956. Its general offices are located at 3711 Kennett Pike, Greenville, Delaware 19807 (302/888-3100). It raises funds primarily by issuing commercial paper, medium-term notes and discrete underwritten debt and by borrowing under intermediate-term loan agreements. It uses the proceeds from its borrowings to acquire short-term notes of Sears and, on occasion, to purchase outstanding receivable balances from Sears. Sears, a multi-line retailer that conducts domestic and international merchandising and credit operations, uses the funds it obtains from SRAC for general funding purposes. SRAC, and not Sears, will be solely responsible for repaying the debt securities.

     SRAC generates income primarily from the earnings on its investment in the notes and receivable balances of Sears. Sears presently calculates the interest rate on its notes so that SRAC maintains an earnings to fixed charges ratio of at least 1.25. The yield on SRAC's investment in Sears notes is related to SRAC's borrowing costs. As a result, movements in interest rates and changes in Sears borrowing requirements cause SRAC's earnings to fluctuate. The indenture relating to SRAC's debt securities requires SRAC to maintain a ratio of earnings to fixed charges of not less than 1.10 for any fiscal quarter (determined in accordance with Item 503(d) of Regulation S-K promulgated by the Commission) and to cause Sears to maintain ownership of all of SRAC's voting stock as long as any of SRAC's debt securities are outstanding. Sears has agreed to pay SRAC the amounts that are necessary for SRAC to maintain an earnings to fixed charges ratio of at least 1.10 and has agreed to maintain ownership of all of SRAC's voting stock as long as any of SRAC's debt securities are outstanding. See "Description of Debt Securities--Certain Restrictions."

     As of August 1, 1998, SRAC had eight employees.

                                USE OF PROCEEDS

     SRAC will add the net proceeds it receives from the sale of its debt securities to its general funds and initially will use the proceeds to reduce its short-term debt. As indicated in this prospectus under the heading "Sears Roebuck Acceptance Corp.," SRAC's principal business is purchasing short-term notes of Sears. Additionally, SRAC occasionally purchases receivable balances from Sears domestic credit operations. SRAC expects to incur additional debt, but has not yet determined how much or the terms of this debt. SRAC will make these determinations from time to time based on economic conditions and certain capital requirements of Sears. SRAC anticipates that Sears and its subsidiaries will continue their practice of short-term borrowing and will occasionally incur additional long-term debt and engage in securitization programs in which Sears and its subsidiaries sell interests in pools of credit card receivables in public or private transactions. Sears also occasionally may issue equity securities.

                         SUMMARY FINANCIAL INFORMATION

     The following table sets forth certain summary financial information of SRAC for the last five fiscal years. You should read this summary information in conjunction with SRAC's financial statements and the notes to the financial statements that are incorporated by reference in this prospectus.

                                                    1997       1996       1995      1994      1993
                                                    ----       ----       ----      ----      ----
                                                                (DOLLARS IN MILLIONS)
Operating Results
Total revenues.................................    $   960    $   689    $  510    $  283    $  338
Interest and related expenses..................        763        546       405       219       236
Total expenses.................................        767        548       407       221       277
Income taxes...................................         68         49        36        22        21
Net income.....................................        125         92        67        40        40
Financial Position
Assets
  Notes of Sears...............................    $16,561    $11,609    $8,397    $6,843    $3,404
  Receivable balances purchased from Sears.....         89         76        81        82        88
  Total assets.................................     16,716     12,004     8,635     7,031     4,146
Liabilities
  Commercial paper.............................    $ 5,249    $ 3,324    $4,451    $4,913    $2,475
  Agreements with bank trust departments.......         --         82       137        87       140
  Intermediate-term loans......................         50        715       895       845        --
  Medium-term notes............................      6,033      4,834     1,384        --        --
  Discrete underwritten debt...................      3,099      1,298       499        --        --
  Loan agreements with Sears Overseas Finance,
     N.V. .....................................         --         --        --        --       380
  Total liabilities............................     14,554     10,317     7,390     5,854     3,008
Sears investment in SRAC
  Capital stock (including capital in excess of
     par value)................................    $   735    $   385    $   35    $   35    $   35
  Retained income..............................      1,427      1,302     1,210     1,143     1,103
Debt as percentage of equity...................        667%       608%      592%      496%      263%
Other Pertinent Data
Commercial paper
  Average daily outstandings...................    $ 3,952    $ 4,388    $4,963    $3,615    $3,812
Agreements with bank trust departments
  Average daily outstandings...................         55         98       154       124       402
Contractual credit facilities (year-end).......      5,540      5,000     5,720     5,132     4,200

                       RATIO OF EARNINGS TO FIXED CHARGES

     Sears presently calculates the interest rate on SRAC's investment in Sears notes to provide SRAC with earnings sufficient to cover its fixed charges at least 1.25 times. The ratios of earnings to fixed charges for SRAC and Sears for the years ended on the dates set forth in the following table were as follows:

                                  JANUARY 3,    DECEMBER 28,    DECEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                     1998           1996            1995            1994            1993
                                  ----------    ------------    ------------    ------------    ------------
SRAC(1).......................       1.25           1.26            1.26            1.29            1.26
Sears(2)......................       2.34           2.40            2.15            2.06            1.66

     The ratios of earnings to fixed charges for SRAC and Sears for the 26 weeks ended July 4, 1998 were as follows:

                                 26 WEEKS ENDED
                                  JULY 4, 1998
                                 --------------
SRAC(1)......................         1.26
Sears(2).....................         1.95

---------------
(1) Calculated as follows:

     earnings = net income + fixed charges + income taxes
     ---------------------------------------------------------------------------
     fixed charges = interest costs + amortization of debt discount and expense

(2) Calculated as follows:

    earnings = income from continuing operations (excluding undistributed net income of uncon-
       solidated subsidiaries) + fixed charges (excluding capitalized interest) + income taxes
     ---------------------------------------------------------------------------
     fixed charges = interest costs + the portion of operating lease rentals
    which Sears estimates   represents the interest element in such rentals

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes certain general terms and provisions of SRAC's unsecured debt securities. When SRAC offers to sell a particular series of debt securities, it will describe the specific terms of the series in a supplement to this prospectus. SRAC will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     SRAC has entered into an indenture with The Chase Manhattan Bank, as trustee, and will issue its debt securities under that indenture or under another indenture into which it may enter with another eligible trustee. SRAC will identify the trustee and the particular indenture under which it is issuing its debt securities in the supplement to this prospectus.

     The following sections summarize certain provisions of SRAC's debt securities and indenture. This summary is qualified by and subject to the actual provisions of the indenture under which SRAC is issuing its debt securities. SRAC has filed the indenture with the Commission and is incorporating it by reference in this prospectus. Where this summary refers to particular provisions of the indenture, the provisions are incorporated by reference.

GENERAL TERMS

     The debt securities will be unsecured obligations of SRAC.

     SRAC can issue an unlimited amount of debt securities under the indenture, and can issue them from time to time in one or more series.

     If any of the following terms apply to a particular series of debt securities that SRAC offers to sell, the supplement to this prospectus will describe the applicable terms:

     - the title

     - any limit on the aggregate principal amount

     - the maturity date or dates

     - the issue price

     - the interest rate or rates (which may be fixed or variable)

     - the date from which interest will accrue

     - the interest payment dates (including the first interest payment date)

     - the record dates for the interest payment dates

     - any optional or mandatory redemption, conversion and exchange provisions and whether you have or SRAC has the right to use these provisions

     - any subordination provisions

     - any sinking fund provisions

     - the amount payable upon acceleration of the maturity date, if the amount is not the principal amount of the debt securities

     - the terms of any warrants attached to the debt securities

     - the currencies that you may use to purchase the debt securities and that SRAC may use to pay principal, any premium and interest

     - any index SRAC will use to determine the amount of principal, premium and interest payments

     - whether SRAC will issue the debt securities as one or more global securities to be held for investors by a depository and, if so, the name of the depository

     - the places where the principal, any premium and interest will be payable, if those places are not set forth in the indenture

     - any other terms that are consistent with the indenture that may modify or delete any provision of the indenture to the extent the provision applies to such series

     SRAC will pay principal, any premium and any interest at the office of the paying agent it maintains for such purposes in the Borough of Manhattan of The City of New York. You may transfer debt securities (other than debt securities represented by global securities) at the same office. SRAC may also designate other locations for payments and transfers in the city in which its principal executive offices are located or the city in which the principal corporate trust office of the trustee is located. Unless SRAC specifies otherwise in the supplement to this prospectus, the locations for payment and transfer initially will include the principal corporate trust office of the trustee in the Borough of Manhattan of The City of New York and SRAC's principal executive offices in Greenville, Delaware.

     SRAC will pay interest on its debt securities by checks mailed to you at your registered address, unless you make other arrangements or the debt securities are represented by a global security. (Sections 2.5, 3.1, 3.2) If the debt securities are represented by global securities, SRAC will provide information about payment of principal, any premium and interest and about transfers of beneficial interests in the global securities in the supplement to this prospectus.

     If SRAC has indicated in the supplement to this prospectus that it will pay principal, any premium and interest in a currency other than U.S. dollars and that currency is unavailable for payment due to circumstances beyond SRAC's control, SRAC will pay the principal, any premium and interest in U.S. dollars. The exchange rate will be the most recent noon buying rate in New York City for cable transfers in the unavailable currency, as certified for customs purposes by the Federal Reserve Bank of New York. However, if the unavailable currency is the European Currency Unit, the exchange rate will be the most recent rate determined by the Council of European Communities. (Section 2.12)

     SRAC will issue its debt securities only in fully registered form, without coupons, in denominations of $1,000 or an integral multiple of $1,000, unless SRAC indicates otherwise in the supplement to this prospectus. (Section 2.2)

     You will not have to pay a service charge to register a transfer or exchange of debt securities. However, SRAC may require you to pay an amount sufficient to cover any tax or other governmental charge in connection with the transfer or exchange. (Section 2.5)

     SRAC may issue debt securities at a discounted price with provisions that permit it to pay less than the principal amount if the holders of the debt securities accelerate the maturity date as a result of a continuing default. If SRAC chooses to issue these discounted debt securities, it will describe the federal income tax consequences and other special considerations in the supplement to this prospectus.

CERTAIN RESTRICTIONS

     The indenture provides that SRAC will maintain a ratio of earnings to fixed charges in every fiscal quarter of at least 1.10 and that it will cause Sears to maintain ownership of all of SRAC's voting stock. SRAC determines its ratio of earnings to fixed charges in accordance with Item 503(d) of Regulation S-K promulgated by the Commission, as in effect on the date of the indenture. SRAC has letter agreements with Sears pursuant to which Sears has agreed, for the benefit of the holders of SRAC's debt securities, that

     - Sears will pay SRAC amounts which, when added to SRAC's other earnings, will be sufficient for SRAC to maintain the fixed charge coverage ratio required by the indenture and

     - Sears will maintain ownership of SRAC's voting stock as long as SRAC is required to cause Sears to do so.

     The indenture provides that SRAC will cause Sears to observe and perform in all material respects all covenants or agreements of Sears contained in the letter agreements and will not amend, waive, terminate or otherwise modify any provision of the letter agreements. (Section 3.6)

DEFAULTS


     If any of the following occur in connection with any series of SRAC's debt securities, SRAC will be in default under those debt securities:


     - if SRAC fails to pay the principal amount and any premium on the series when due and payable;

     - if SRAC fails for 30 days after any interest payment date to pay any interest that has become due (unless it deposits the entire amount due with the trustee or with a paying agent within 30 days after the due date);

     - if SRAC fails to perform any of its other covenants under the indenture that apply to that series of debt securities and does not cure that failure for 60 days after it receives written notice that it has failed to perform from holders of a majority of the principal amount of the particular series of debt securities or the trustee;

     - if SRAC's creditors or creditors of Sears, including holders of SRAC's debt securities from a different series, accelerate the maturity date of $100,000,000 or more in principal amount of SRAC debt or Sears debt, and those creditors do not rescind or annul the acceleration within 30 days after SRAC receives written notice from holders of a majority of the principal amount of the particular series of debt securities or the trustee, unless the maturity date was accelerated as a result of compliance with applicable laws, court orders or governmental decrees;

     - if SRAC takes certain actions in connection with a bankruptcy, insolvency or reorganization; or

     - if SRAC does or fails to do something that the supplement to this prospectus identifies as an event of default.

     Unless the supplement to this prospectus specifies otherwise, if SRAC defaults on a particular series of debt securities and the default is continuing, the holders of a majority of the principal amount of the outstanding debt securities of that series may accelerate the maturity date of those debt securities. To accelerate the maturity date, those holders must declare that the principal amount of the debt securities of that series is immediately due and payable. In certain circumstances, holders of a majority of the principal amount of outstanding debt securities of the series may annul the acceleration of the maturity date. (Section 6.1)

     Before instituting a proceeding to enforce the indenture or to obtain a remedy provided for by the indenture:

     - holders of debt securities must notify the trustee of a default in writing;

     - holders of a majority of the principal amount of outstanding debt securities of the particular series must request in writing that the trustee institute the proceeding;

     - holders of a majority of the principal amount of outstanding debt securities of the particular series must offer reasonable indemnity to the trustee if the trustee institutes the proceeding; and

     - the trustee must neglect or refuse to institute the proceeding within a reasonable time.

     These requirements do not prevent a holder from enforcing the payment of principal and interest on the debt securities held by such holder, on or after the principal or interest due dates. (Section 6.7)

MODIFICATION OR AMENDMENT OF THE INDENTURE

     SRAC may amend the indenture with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment. However, SRAC may not make any amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

     - permit SRAC to extend the time of payment of any payment on the debt securities, or to reduce the payment, or

     - reduce the percentage of holders of any series of debt securities whose consent is required to amend the indenture. (Article XI)

DEFEASANCE

  Termination of Certain Obligations

     Unless SRAC provides otherwise in the supplement to this prospectus, SRAC may terminate certain of its obligations under the indenture with respect to the debt securities of any series by depositing with the trustee or a paying agent, in trust, any combination of the following in an amount sufficient to pay the principal, any premium and each installment of interest on the debt securities of such series on the dates such payments are due:

     - money;

     - securities backed by the full faith and credit of the United States of America that the issuer cannot call or redeem (if the debt securities with respect to which SRAC is terminating certain of its obligations are denominated in U.S. dollars);

     - certain depository receipts for any non-callable and non-redeemable securities backed by the full faith and credit of the United States of America, or for a specific payment of interest on or principal of any such securities, issued by a bank or trust company as custodian (if the debt securities with respect to which SRAC is terminating certain of its obligations are denominated in U.S. dollars); or

     - other securities that, when deposited in trust, alone or in combination with other items in this list, will result in a nationally recognized rating agency rating SRAC's debt securities in the highest generic long-term debt rating category applicable to debt issued by an issuer that has been released from its obligations to the same extent that SRAC has been (if the debt securities with respect to which SRAC is terminating certain of its obligations are denominated in a foreign currency).

As a prerequisite to establishing the trust, in addition to certain other requirements, SRAC must receive a ruling from the Internal Revenue Service or an opinion of counsel who is not its employee. The ruling or opinion must state that the holders of the debt securities with respect to which SRAC is terminating certain of its obligations will not recognize income, gain or loss for federal income tax purposes as a result of the deposit with the trustee and termination of these obligations. The ruling or opinion must also state that those holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if SRAC had not deposited money or securities with the trustee and terminated these obligations. SRAC must also receive an opinion of counsel stating that, after 90 days, either the trust deposit will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or that the holders' rights would be adequately protected despite the application of such laws to the trust funds.

     Notwithstanding the deposit with the trustee or paying agent and compliance with the additional requirements described above or in the indenture, SRAC's obligations under the indenture to do the following with respect to a series will remain in full force and effect until SRAC has paid the debt securities of such series in full:

     - pay principal, premium (if any) and interest;

     - register the transfer or exchange of the debt securities;

     - replace mutilated, destroyed, lost and stolen debt securities;

     - maintain paying agencies; and

     - hold monies for payment in trust. (Section 13.4)

     If and when the Internal Revenue Service can provide a ruling, or counsel can provide an opinion as described above, without reliance upon the continuation of SRAC's obligations regarding the payment of principal, premium (if any) and interest, then SRAC may discharge the indenture--including its payment obligations--by delivering the ruling or opinion to the trustee and satisfying the other conditions provided for in the indenture. (Section 13.4) Under present ruling positions of the Internal Revenue Service, SRAC cannot obtain such a ruling or opinion.

  Discharge of the Indenture

     SRAC may also discharge the indenture, and all of its obligations under the indenture, with respect to a particular series of debt securities--including its payment obligations--if:

     - all securities issued under the indenture have been canceled or delivered to the trustee to be canceled; or

     - all securities issued under the indenture that have not been canceled

          - have become due and payable in accordance with their terms, or

          - will become due and payable in accordance with their terms within one year, or

          - will be called for redemption within one year under arrangements that satisfy the trustee.

To discharge the indenture in these circumstances, SRAC must deposit trust funds with the trustee in an amount sufficient to pay all principal, interest and premiums on the outstanding securities until they mature or are redeemed. SRAC must also deliver a certificate of one of its officers and an opinion of counsel, each stating that SRAC has complied with all conditions precedent to the satisfaction and discharge of the indenture. (Section 13.1)

REGARDING THE TRUSTEE

     The Chase Manhattan Bank, which is a trustee under the indenture, performs other services for SRAC.

                              PLAN OF DISTRIBUTION

     SRAC may sell its debt securities to or through underwriters, directly to other purchasers or through agents. SRAC anticipates offering its debt securities directly to brokers or dealers, investment companies, insurance companies, banks, savings and loan associations and trust companies or similar institutions, and to trusts for which a bank, savings and loan association, trust company or investment adviser is the trustee or is authorized to make investment decisions.

     SRAC may distribute its debt securities from time to time in one or more transactions:

     - at a fixed price or prices, which may change

     - at market prices prevailing at the time of sale

     - at prices related to such prevailing market prices or

     - at negotiated prices.

     The supplement to this prospectus will describe the method of distribution of any particular series of debt securities.

     In connection with the sale of its debt securities, SRAC, or the purchasers of debt securities for whom the underwriters may act as agents, may compensate the underwriters in the form of discounts, concessions or commissions. Underwriters may sell SRAC's debt securities to or through dealers and may compensate the dealers in the form of discounts, concessions or commissions. Dealers may also receive commissions from the purchasers of debt securities, for whom they may act as agents. Pursuant to the Securities Act, the Commission may deem underwriters, dealers and agents that participate in the distribution of debt securities to be underwriters. The Commission also may deem any discounts, commissions or concessions and any profit on the resale of debt securities to be underwriting discounts and commissions under the Securities Act. The supplement to this prospectus will identify any such underwriter or agent and will describe any such compensation.

     SRAC may enter into agreements to indemnify underwriters, dealers and agents that participate in the distribution of its debt securities against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL OPINION

     Unless otherwise specified in the supplement to this prospectus, Nancy K. Bellis, an Assistant General Counsel of Sears, will pass upon the legality of the debt securities for SRAC.

                                    EXPERTS

     Deloitte & Touche LLP, independent auditors, have audited the annual financial statements that are incorporated by reference in this prospectus, as stated in their reports that are also incorporated by reference in this prospectus. SRAC and Sears have incorporated by reference their financial statements in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information contained in the Quarterly Reports on Form 10-Q for Sears and SRAC, which are incorporated in this prospectus by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Quarterly Reports on Form 10-Q for Sears and SRAC and incorporated by reference in this prospectus, they did not audit and they did not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          S.E.C. Registration Fee...........................    $1,475,000
          *Rating Agencies' Fees............................       900,000
          *Trustee's Fees...................................        10,000
          *Printing.........................................       175,000
          *Legal Fees.......................................       175,000
          *Auditors' Fees...................................       100,000
          *Miscellaneous....................................        15,000
                                                                ----------
          Total.............................................    $2,850,000
                                                                ==========

---------------
* estimated

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     SRAC is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article 11 of SRAC's Certificate of Incorporation provides for indemnification of SRAC's officers and directors to the fullest extent permitted by applicable law.

     Certain directors of SRAC are also officers of Sears, a New York corporation. Sections 721 through 724 of the New York Business Corporation Law ("BCL") provide that in certain circumstances a corporation may indemnify directors and officers against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of any action or proceeding by or in the right of any other corporation which such directors or officers served in any capacity at the request of the corporation, if such director or officer (i) acted, in good faith, for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, (ii) in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that no indemnification may be provided where a final adjudication adverse to the director or officer establishes that his or her actions were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action adjudicated, or that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled. A corporation is required to indemnify against reasonable expenses (including attorneys' fees) any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of the BCL.

     Article V of the by-laws of Sears provides that Sears shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to, or who is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or his testator or intestate, while a director or officer of Sears and at the request of Sears, is or was serving another corporation in any capacity, against judgments, fines, amounts paid in settlement and all expenses, including attorneys' fees, actually incurred as a result of such action. Article V states that the indemnification benefits provided thereby are contract rights, enforceable as if set forth in a written contract.

     Sears has in effect insurance policies with total coverage of $150,000,000 (subject to a deductible) which insure directors and officers of Sears and certain affiliates of Sears, including SRAC, against certain claims which are not indemnifiable by Sears or those affiliates. These policies also insure Sears, certain affiliates of Sears, including SRAC, and their respective directors and officers against certain liabilities arising from the management or administration of certain employee benefit plans sponsored by Sears and certain affiliates of Sears, including SRAC.

     The form of Underwriting Agreement and the form of Distribution Agreement, which SRAC and Sears filed as Exhibits 1(a) and 1(b) to this registration statement, respectively, and incorporated by reference, contain certain provisions relating to indemnification.

ITEM 16. EXHIBITS.

 1(a)    Form of Underwriting Agreement (incorporated by reference to
         Exhibit 1(a) to Registration Statement on Form S-3,
         Registration Statement No. 333-9817).

 1(b)    Form of Distribution Agreement (incorporated by reference to
         Exhibit 1(b) to Registration Statement on Form S-3,
         Registration Statement No. 333-9817).

 4(a) Form of Indenture (incorporated by reference to Exhibit 4(d) to Amendment No. 1 to Registration Statement on Form S-3,
         Registration Statement No. 33-64215).

 4(b)    Indenture dated as of May 15, 1995 between Sears Roebuck
         Acceptance Corp. and The Chase Manhattan Bank, N.A.
         (incorporated by reference to Exhibit 4(b) to Amendment No.
         1 to Registration Statement on Form S-3, Registration
         Statement No. 33-64215).

 4(c)    Fixed Charge Coverage and Ownership Agreement dated as of
         May 15, 1995 between Sears Roebuck Acceptance Corp. and
         Sears, Roebuck and Co. (incorporated by reference to Exhibit
         4(e) to SRAC's Current Report on Form 8-K for June 8, 1995,
         File No. 1-4040).

 4(d)    Form of Extension Agreement between Sears Roebuck Acceptance
         Corp. and Sears, Roebuck and Co. (incorporated by reference to Exhibit 4(d) to Registration Statement on Form S-3,
         Registration Statement No. 333-9817).

 5       Opinion of Nancy K. Bellis.*

12(a)    Calculation of Ratio of Earnings to Fixed Charges for Sears
         Roebuck Acceptance Corp. for the year ended January 3, 1998
         (incorporated by reference to Exhibit 12 to SRAC's Annual
         Report on Form 10-K for the year ended January 3, 1998, File
         No. 1-4040).

12(b)    Calculation of Ratio of Earnings to Fixed Charges for Sears
         Roebuck Acceptance Corp. for the year ended December 28,
         1996 (incorporated by reference to Exhibit 12 to SRAC's
         Annual Report on Form 10-K for the year ended December 28,
         1996, File No. 1-4040).

12(c)    Calculation of Ratio of Earnings to Fixed Charges for Sears
         Roebuck Acceptance Corp. for the year ended December 30,
         1995 (incorporated by reference to Exhibit 12 to SRAC's
         Annual Report on Form 10-K for the year ended December 30,
         1995, File No. 1-4040).

12(d)    Calculation of Ratio of Earnings to Fixed Charges for Sears
         Roebuck Acceptance Corp. for the year ended December 31,
         1994 (incorporated by reference to Exhibit 12 to SRAC's
         Annual Report on Form 10-K for the year ended December 31,
         1994, File No. 1-4040).

12(e)    Calculation of Ratio of Earnings to Fixed Charges for Sears
         Roebuck Acceptance Corp. for the year ended December 31,
         1993 (incorporated by reference to Exhibit 12 to SRAC's
         Annual Report on Form 10-K for the year ended December 31,
         1993, File No. 1-4040).

12(f)    Calculation of Ratio of Earnings to Fixed Charges for Sears
         Roebuck Acceptance Corp. for the 26 weeks ended July 4, 1998
         (incorporated by reference to Exhibit 12 to SRAC's Quarterly
         Report on Form 10-Q for the quarterly period ended July 4, 1998, File No. 1-4040).

12(g)    Calculation of Ratio of Income to Fixed Charges for Sears,
         Roebuck and Co. and consolidated subsidiaries for each of the five fiscal years ended January 3, 1998, and for the six- and twelve-month periods ended July 4, 1998
         (incorporated by reference to Exhibit 12(a) to Sears
         Quarterly Report on Form 10-Q for the quarterly period ended
         July 4, 1998, File No. 1-416).

15(a)    Acknowledgment of awareness from Deloitte & Touche LLP
         concerning unaudited interim financial information (Sears
         Roebuck Acceptance Corp.).*
15(b)    Acknowledgment of awareness from Deloitte & Touche LLP
         concerning unaudited interim financial information (Sears,
         Roebuck and Co.).*
23(a)    Consent of Deloitte & Touche LLP (Sears Roebuck Acceptance
         Corp.).*
23(b)    Consent of Deloitte & Touche LLP (Sears, Roebuck and Co.).*
23(c)    Consent of Nancy K. Bellis (included in Exhibit 5).
24(a)    Power of Attorney of certain officers and directors of
         SRAC.*
24(b)    Power of Attorney of certain officers and directors of
         Sears.*
24(c)    Power of Attorney of Principal Financial Officer of Sears.*
24(d)    Power of Attorney of Principal Accounting Officer of Sears.*
25       Form T-1 Statement of Eligibility and Qualification under
         the Trust Indenture Act of 1939, as amended (incorporated by reference to Exhibit 25 to Registration Statement on Form
         S-3, Registration Statement No. 333-9817).

---------------

* Previously filed.


ITEM 17. UNDERTAKINGS.

     SRAC and Sears hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant or co-registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     SRAC and Sears hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of SRAC's or Sears annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SRAC or Sears pursuant to the provisions described in this registration statement above, or otherwise, SRAC or Sears have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SRAC of expenses incurred or paid by a director, officer or controlling person of SRAC or Sears in the successful defense of any action, suit or proceeding) is asserted against SRAC or Sears by such director, officer or controlling person in connection with the securities being registered, SRAC and Sears will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, SRAC and Sears certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment to this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Greenville, State of Delaware, and Hoffman Estates, State of Illinois, respectively, on the 11th day of September, 1998.


SEARS ROEBUCK ACCEPTANCE CORP.


By                            /s/ KEITH E. TROST

   ------------------------------------------------------
                                  Keith E. Trost
                                     President
SEARS, ROEBUCK AND CO.


By                           /s/ ALICE M. PETERSON

   ------------------------------------------------------

                                 Alice M. Peterson

                           Vice President and Treasurer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


                SIGNATURE                                              TITLE
                ---------                                              -----
              KEITH E. TROST                  Director and President of Sears Roebuck Acceptance Corp.
------------------------------------------    (Principal Executive Officer)
              Keith E Trost*

             GEORGE F. SLOOK                  Director and Vice President, Finance and Assistant
------------------------------------------    Secretary of Sears Roebuck Acceptance Corp. (Principal
             George F. Slook*                 Financial and Accounting Officer)

           JAMES D. CONSTANTINE               Director of Sears Roebuck Acceptance Corp.
------------------------------------------
          James D. Constantine*

            ALICE M. PETERSON                 Director of Sears Roebuck Acceptance Corp.
------------------------------------------
            Alice M. Peterson*

             LARRY R. RAYMOND                 Director of Sears Roebuck Acceptance Corp.
------------------------------------------
            Larry R. Raymond*

             JEFFREY N. BOYER                 Director of Sears Roebuck Acceptance Corp.
------------------------------------------
            Jeffrey N. Boyer*

            ARTHUR C. MARTINEZ                Chairman of the Board of Directors, President and Chief
------------------------------------------    Executive Officer of Sears, Roebuck and Co. (Principal
           Arthur C. Martinez**               Executive Officer)

               ALAN J. LACY                   President, Credit and Chief Financial Officer of Sears,
------------------------------------------    Roebuck and Co. (Principal Financial Officer)
              Alan J. Lacy**

             JEFFREY N. BOYER                 Vice President and Controller of Sears, Roebuck and Co.
------------------------------------------    (Principal Accounting Officer)
            Jeffrey N. Boyer**

             HALL ADAMS, JR.                  Director of Sears, Roebuck and Co.
------------------------------------------
            Hall Adams, Jr.**

             BRENDA C. BARNES                 Director of Sears, Roebuck and Co.
------------------------------------------
            Brenda C. Barnes**

                SIGNATURE                                              TITLE
                ---------                                              -----
             WARREN L. BATTS                  Director of Sears, Roebuck and Co.
------------------------------------------
            Warren L. Batts**

          ALSTON D. CORRELL, JR.              Director of Sears, Roebuck and Co.
------------------------------------------
         Alston D. Correll, Jr.**

             MICHAEL A. MILES                 Director of Sears, Roebuck and Co.
------------------------------------------
            Michael A. Miles**

           RICHARD C. NOTEBAERT               Director of Sears, Roebuck and Co.
------------------------------------------
          Richard C. Notebaert**

              HUGH B. PRICE                   Director of Sears, Roebuck and Co.
------------------------------------------
             Hugh B. Price**

         CLARENCE B. ROGERS, JR.              Director of Sears, Roebuck and Co.
------------------------------------------
        Clarence B. Rogers, Jr.**

             PATRICK G. RYAN                  Director of Sears, Roebuck and Co.
------------------------------------------
            Patrick G. Ryan**

            DOROTHY A. TERRELL                Director of Sears, Roebuck and Co.
------------------------------------------
           Dorothy A. Terrell**

            /s/ KEITH E. TROST                Date: September 11, 1998
------------------------------------------
            *By Keith E. Trost
           Individually and as
             Attorney-in-fact

          /s/ ALICE M. PETERSON               Date: September 11, 1998
------------------------------------------
          **By Alice M. Peterson
           Individually and as
             Attorney-in-fact

                                 EXHIBIT INDEX

                                                                                 SEQUENTIALLY
      EXHIBIT                                                                      NUMBERED
      NUMBER                             DESCRIPTION                                 PAGE
      -------                            -----------                             ------------
         1(a)    Form of Underwriting Agreement (incorporated by reference to
                 Exhibit 1(a) to Registration Statement on Form S-3,
                 Registration Statement No. 333-9817)........................

         1(b)    Form of Distribution Agreement (incorporated by reference to
                 Exhibit 1(b) to Registration Statement on Form S-3,
                 Registration Statement No. 333-9817)........................

         4(a)    Form of Indenture (incorporated by reference to Exhibit 4(a)
                 to Amendment No. 1 to Registration Statement on Form S-3,
                 Registration Statement No. 33-64215)........................

         4(b)    Indenture dated as of May 15, 1995 between Sears Roebuck
                 Acceptance Corp. and The Chase Manhattan Bank, N.A.
                 (incorporated by reference to Exhibit 4(b) to Amendment No.
                 1 to Registration Statement on Form S-3, Registration
                 Statement No. 33-64215).....................................

         4(c)    Fixed Charge Coverage and Ownership Agreement dated as of
                 May 15, 1995 between Sears Roebuck Acceptance Corp. and
                 Sears, Roebuck and Co. (incorporated by reference to Exhibit
                 4(e) to SRAC's Current Report on Form 8-K for June 8, 1995,
                 File No. 1-4040)............................................

         4(d)    Form of Extension Agreement between Sears Roebuck Acceptance
                 Corp. and Sears, Roebuck and Co. (incorporated by reference to Exhibit 4(d) to Registration Statement on Form S-3,
                 Registration Statement No. 333-9817)........................

         5       Opinion of Nancy K. Bellis*.................................

        12(a)    Calculation of Ratio of Earnings to Fixed Charges for Sears
                 Roebuck Acceptance Corp. for the year ended January 3, 1998
                 (incorporated by reference to Exhibit 12 to SRAC's Annual
                 Report on Form 10-K for the year ended January 3, 1998, File
                 No. 1-4040).................................................

        12(b)    Calculation of Ratio of Earnings to Fixed Charges for Sears
                 Roebuck Acceptance Corp. for the year ended December 28,
                 1996 (incorporated by reference to Exhibit 12 to SRAC's
                 Annual Report on Form 10-K for the year ended December
                 28,1996, File No. 1-4040)

        12(c)    Calculation of Ratio of Earnings to Fixed Charges for Sears
                 Roebuck Acceptance Corp. for the year ended December 30,
                 1995 (incorporated by reference to Exhibit 12 to SRAC's
                 Annual Report on Form 10-K for the year ended December 30,
                 1995, File No. 1-4040)......................................

        12(d)    Calculation of Ratio of Earnings to Fixed Charges for Sears
                 Roebuck Acceptance Corp. for the year ended December 31,
                 1994 (incorporated by reference to Exhibit 12 to SRAC's
                 Annual Report on Form 10-K for the year ended December 31,
                 1994, File No. 1-4040)......................................

        12(e)    Calculation of Ratio of Earnings to Fixed Charges for Sears
                 Roebuck Acceptance Corp. for the year ended December 31,
                 1993 (incorporated by reference to Exhibit 12 to SRAC's
                 Annual Report on Form 10-K for the year ended December 31,
                 1993, File No. 1-4040)......................................

                                                                                 SEQUENTIALLY
      EXHIBIT                                                                      NUMBERED
      NUMBER                             DESCRIPTION                                 PAGE
      -------                            -----------                             ------------
        12(f)    Calculation of Ratio of Earnings to Fixed Charges for Sears
                 Roebuck Acceptance Corp. for the 26 weeks ended July 4, 1998
                 (incorporated by reference to Exhibit 12 to SRAC's Quarterly
                 Report on Form 10-Q for the quarterly period ended July 4,
                 1998, File No. 1-4040)......................................
        12(g)    Calculation of Ratio of Income to Fixed Charges for Sears,
                 Roebuck and Co. and consolidated subsidiaries for each of
                 the five fiscal years ended January 3, 1998, and for the
                 six- and twelve-month periods ended July 4, 1998
                 (incorporated by reference to Exhibit 12 to Sears Quarterly
                 Report on Form 10-Q for the quarterly period ended July 4,
                 1998, File No. 1-416).......................................
        15(a)    Acknowledgment of awareness from Deloitte & Touche LLP
                 concerning unaudited interim financial information (Sears
                 Roebuck Acceptance Corp.)*..................................
        15(b)    Acknowledgment of awareness from Deloitte & Touche LLP
                 concerning unaudited interim financial information (Sears,
                 Roebuck and Co.)*...........................................
        23(a)    Consent of Deloitte & Touche LLP (Sears Roebuck Acceptance
                 Corp.)*.....................................................
        23(b)    Consent of Deloitte & Touche LLP (Sears, Roebuck and
                 Co.)*.......................................................
        23(c)    Consent of Nancy K. Bellis (included in Exhibit 5)..........
        24(a)    Power of Attorney of certain officers and directors of
                 SRAC*.......................................................
        24(b)    Power of Attorney of certain officers and directors of
                 Sears*......................................................
        24(c)    Power of Attorney of Principal Financial Officer of
                 Sears*......................................................
        24(d)    Power of Attorney of Principal Accounting Officer of
                 Sears*......................................................
        25       Form T-1 Statement of Eligibility and Qualification under
                 the Trust Indenture Act of 1939, as amended (incorporated by reference to Exhibit 25 to Registration Statement on Form
                 S-3, Registration Statement No. 333-9817)...................

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* Previously filed.